SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                              ---------------

                                 FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                   MBNA America Bank, National Association
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           (Exact name of registrant as specified in its charter)


             United States                                   51-0331454
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 (State of incorporation or organization)              (IRS Employer
                                                      Identification No.)

        1100 North King Street
         Wilmington, Delaware                                19801
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 (Address of principal executive offices)                   (ZipCode)

Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

Securities to be registered pursuant to Section 12(g) of the Act:

                      MBNA Master Credit Card Trust II
       Class A Floating Rate Asset Backed Certificates, Series 1997-E Class B Floating Rate Asset Backed Certificates, Series 1997-E
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                              (Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

        The description of the Floating Rate Asset Backed Certificates appearing under the captions entitled:
        "Summary of Terms"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; and "Description of the Certificates" in the Prospectus Supplement dated April 24, 1997 and "Prospectus Summary"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Certain Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, April 22, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.   Exhibits.
          --------

        Exhibit 1--Form of specimens of certificates representing
                 Class A Floating Rate Asset Backed Certificates,
                 Series 1997-E and Class B Floating Rate Asset
                 Backed Certificates, Series 1997-E.

        Exhibit 2--Pooling and Servicing Agreement (included in
                 Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

        Exhibit 3--First Amendment to Pooling and Servicing
                 Agreement, dated as of March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange
                 Commission on April 5, 1996, which is
                 incorporated herein by reference).

        Exhibit 4--Series 1997-E Supplement

        Exhibit 5--Prospectus Supplement dated April 24, 1997 together with the Prospectus dated April 22, 1997, as filed with the Securities and Exchange Commission on April 25, 1997, pursuant to Rule 424 (b) (2).


                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                                     MBNA AMERICA
BANK,
                                                       NATIONAL
ASSOCIATION


Date: May 8, 1997                        By: /s/ Elizabeth T. Kelly
                                             ---------------------------
                                                 Elizabeth T. Kelly
                                                 Vice President